Exhibit 10.29

DISTRIBUTION AGREEMENT

THIS DISTRIBUTION AGREEMENT ("Agreement"), effective this 18th day of November, 2008 ("Effective Date"), by and between Rayovac division of Spectrum Brands. Inc. a Wisconsin corporation, with principal offices at 601 Rayovac Drive, Madison, Wisconsin USA ("Distributor"), and Sunovia Energy. a Florida corporation, with principal offices at 6408 Parkland Drive, Suite 104. Sarasota. Florida 34243 ("Manufacturer").

WITNESSETH

WHEREAS, Manufacturer is willing to appoint Distributor, and Distributor is willing to be so appointed as Manufacturer's exclusive distributor, subject to Section 2(a) of this Agreement, of the "Products" (as hereinafter defined) in the "Territory" (as hereinafter defined), subject to all of the terms and conditions contained in this Agreement.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration receipt of which is hereby acknowledged, Manufacturer and Distributor hereby agree as follows:

1.           DEFINITIONS

(a)           "Intellectual Property" means any and all tangible and intangible· domestic and international (i) works of authorship. Including copyrights, moral rights, and mask works: {ill trademarks. service marks, trade names, inventions, logos, slogans and domain names: (iii) trade secrets and confidential information: (IV) patents: (v) proprietary property (at every kind and nature throughout the world and however designated) whether arising by operation of law. contract. license, or otherwise: and (VI) registrations, initial applications, renewals, extensions, continuations, divisions or reissues of the foregoing now or hereafter in force.

(b)           “Intellectual Property Rights" means any and all rights in and to Intellectual Property.

(c)           "Minimum Purchase Requirement(s)" means the minimum Quantities of Products which Distributor agrees to purchase more particularly described and set forth inExhibit "A" attached hereto and made a part hereof.

(d)            "Product(s)" means only Wireless Disposable 8attery LED Switch and Outlet Covers Products including generation 1 (switch and outlet plates that activate when power goes out); generation 2 (switch and outlet plates that activate when power goes out and can be used as a nightlight).

(e)           "Territory" means: exclusive global distribution; provided, however, exclusivity is subject to Section 2(a) of this Agreement.

(f)           "Purchase Price(s)" means the price(s) for the Products established by Manufacturer periodically, with the Initial Purchase Prices being identified and set forth in Exhibit "8" attached hereto and made a part hereof.

(g)           "Term" means the period of time during which this Agreement shall remain in full force and effect (Including any renewals thereof), with the initial Term commencing on the Effective Date and ending three (3) years later. The option ofadditional years will be based on performance and market penetration and mutual agreement as determined by the Distributor and the Manufacturer.

2.           APPOINTMENT

(a)           Subject to all of the terms and conditions contained in this Agreement, Manufacturer herebyappoints Distributor, throughout the Term, as Manufacturer's exclusive distributor of the Products in the Territory, and Distributor hereby accepts such appointment; provided, however, in the event that a minimum purchase requirement is not agreed to by the Manufacturer and the Distributor upon the expiration of the Evaluation Period, then the exclusivity provided by this Agreement shall expire and this Agreement will continue on a nonexclusive basis.

(b)           Distributor acknowledges that its appointment hereunder is exclusive.

(c)           Distributor shall not sell, offer for sale or solicit orders to sell any products competitive with Products of Manufacturer.

(d)           Distributor hereby agrees not to sell, market, distribute or in any other manner supply the Product, directly or indirectly, to any parties outside the Territory.

(e)           Distributor is an independent purchaser and seller of the Products. Distributor shall not be considered an agent or legal representative of Manufacturer for any purpose. In this regard, Distributor shall have no authority to create any obligation or responsibility on behalf of Manufacturer.

3.           OBLIGATIONS OF DISTRIBUTOR

Distributor shall, at its sole cost and expense and in connection with its activities hereunder in the Territory:

(a)           exercise its best efforts to maximize the sale of the Products to customers in the Territory;

(b)           provide appropriate storage (facilities, in accordance with all applicable regulations and reasonable directions given by Manufacture to Distributor from time to time, for all Products acquired hereunder. and keep all Products in good condition and free from all damage and contamination which might detract from their performance.

(c)           maintain an active sales program and employ trained sales personnel for the sale of theProducts;

(d)           make no warranties on behalf of Manufacturer with respect to the Products. and incur no liability on behalf of Manufacturer, or in any way pledge or purport to pledge Manufacturer's credit, or describe or hold itself out as an agent or legal representative of Manufacturer;

(e)           conduct its business in strict compliance with all governmental laws. ordinances, rules, regulations and other requirements, now in existence or hereinafter enacted, applicable to the sale of Product from Manufacturer to Distributor and in the performance of duties hereunder, including but not limited to U.S. laws and regulations governing exports under the Export Administration Act, the Foreign Corrupt Practices Act and anti-boycott regulations (copies of such laws will be provided upon request); and

(f)           obtain all' import licenses and government approvals necessary to permit the sale by Manufacturer and purchase by Distributor of products, as well as obtain approvals from banking and government authorities as may be necessary to ensure payment to Manufacturer in U.S. Dollars.

4.           FORECASTS

Distributor shall furnish to Manufacturer. by not later than the tenth (10th) day of each month a non-binding purchase forecast for its requirements of Products for the following one hundred twenty (120) days.

5.           ORDERS

(a)           Distributor shall submit to Manufacturer. for Manufacturer's acceptance. firm written purchase orders for the Products (signed by a duly authorized representative of Distributor) within not less than FortyFive (45) days prior to the desired delivery date, which shall be understood to mean date of shipment from Manufacturer's plant, unless otherwise specified in the purchase order. The terms and conditions of such purchase orders shall be as set forth in this Agreement and in Manufacturer's then-current terms and conditions of sale.

(b)        All orders shall specify a delivery date and place, which shall be a FOB Port, unless otherwise agreed. Manufacturer shall confirm each such firm written purchase order, including delivery date and place. unless such order does not reasonably correspond to the purchase forecast referred to above. Upon confirmation by Manufacturer in writing of its acceptance of each firm written purchase order, each such order shall be a binding purchase commitment on the part of Distributor and a binding supply commitment on the part of Manufacturer at the applicable Purchase Price.

6.        PRICES

(a)           All Purchase Prices shall be payable in U.S. Dollars and shall be F.O.B. Port, as designated by Manufacturer. Distributor shall bear and pay any and all (i) expenses, including freight. Insurance and transportation from the port of embarkation to Distributor's warehouse and (ii) present or future local sales, use, excise or other similar tax or levy, including Import tariffs and duties, applicable to the sale, use or transportation of the Products.

(b)           Manufacturer shall establish the Purchase Prices periodically with the initial Purchase Prices being those set forth in Exhibit "B" hereto. Manufacturer reserves the right to negotiate an increase or decrease of the Purchase Prices at any time and from time to time during the Term, upon not less than ninety (90) days' prior written notice to Distributor: provided, however, that in the event Distributor does not agree to any such modified Purchase Prices. Distributor may terminate this Agreement by delivery of at least 60 days, written notice thereof.

7.           PAYMENT TERMS

(a)           Invoices shall be made out and sent by Manufacturer to Distributor as soon as reasonably practicable following delivery of each Product shipment.

(b)           Each invoice shall be denominated in U,S. Dollars and shall be payable in U.S. Dollars, by wire transfer of funds to such account as Manufacturer shall designate, or in such other manner as shall be agreed upon as needed, within the SIXTY (60) days after date of shipment.

8.           TITLE AND RISK OF LOSS

Title and risk of loss or damage to the Products shall pass from Manufacturer to Distributor immediately upon delivery by Manufacturer to a common carrier at the U.S. port designated by Manufacturer, for subsequent delivery to Distributor.

9.           MINIMUM PURCHASE REQUIREMENTS

The distributor shall be required to purchase a minimum of 25,000 units from the Manufacturer.

10.           WARRANTY

All Product shall be of good and merchantable quality and free from defects in workmanship and materials for a period of eighteen (18) months from date of shipment. THE SOLE AND EXCLUSIVE REMEDY FOR BREACH OF WARRANTY IS SET FORTH IN THIS SECTION 10. THERE ARE NO OTHER WARRANTIES, EXPRESS OR IMPLIED, AND THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE EXPRESSLY DISCLAIMED AND EXCLUDED FROM THIS AGREEMENT. IN NO EVENT SHALL MANUFACTURER BE LIABLE FOR ANY CONSEQUENTIAL OR INCIDENTAL DAMAGES ARISING OUT OF ANY BREACH OF THIS WARRANTY, except to the extent that the laws of a particular jurisdiction prohibit such limitation with respect to particular products.

11,           PROMOTIONAL AND MARKETING ACTIVITIES

Distributor shall, throughout the Term:

(a)           carry out its obligations hereunder and diligently to promote and market the Products, on a wholesale and retail basis within Territory;

(b)           use the advertising and promotional materials made available by Manufacturer from time to time, and adhere to Manufacturer's terms

12.           CONFIDENTIALITY

Distributor shall not, during the Term and for a period of five (5) years thereafter, directly or indirectly, disseminate or disclose any "Confidential Information" (as hereinafter defined).
For purposes of this Agreement, the term "Confidential Information" shalt mean all information disclosed to Distributor or known by Distributor as a result of or through its relationship with Manufacturer not generally known in the industry In which Manufacturer Is or may become engaged, about Manufacturer's products, processes, and services, or relating to Manufacturer's research, development, Inventions, marketing, finance, internal organization, customer lists, price lists, cost date and sales activities.

13.           INTELLECTUAL PROPERTY

(a) Distributor expressly recognizes and acknowledges Manufacturer's sole and exclusive ownership of, and title to, any and all Intellectual Property Rights used or embodied In connection with the Products. and Distributor shall not dispute Manufacturer's ownership of any such rights or use them in any manner which is adverse to Manufacturer's interests, Distributor shall not acquire any right, title or interest In any such Intellectual Property Rights.

(b) intentionally omitted]

(c) Distributor shall not use any of Manufacturer's trademarks or trade names or any mark or name confusingly similar thereto except as has been approved by Manufacturer. Distributor's use of such trademarks in any advertising or promotional materials shall also be subject to Manufacturer's approval.

14.           FORCE MAJEURE

Neither party shall be liable to the other for damages resulting from non-performance or delay in the performance of any of its respective obligations hereunder if such non-performance or delay is due to any Act of God or event beyond the reasonable control of such party, including, without limitation, acts, regulations or laws of any government, war, civil commotion, destruction of production facilities or materials by fire, earthquake or storm, labor disturbances, epidemic and failure of public utilities or common carriers. The party affected by any such act or event shall immediately notify the other party thereof, and shall take all measures reasonably available to minimize or eliminate the impediments to performance.

15.           TERM AND TERMINATION

(a)           This Agreement shall terminate upon the expiration of the Term, unless earlier terminated in accordance with provisions of paragraph (b) or (c) of this Section 15.

(b)           Either party hereto may terminate this Agreement, upon ninety (90) days' prior written notice to the other party hereto, in the event of:

(i)           a default by the other party in the performance of any of its obligations hereunder which isnot cured within a period of ninety (90) days from the receipt by such defaulting party of notice ofdefault from the non-defaulting party;

(ii)           the filing by or against the other party of a petition in bankruptcy, insolvency orsimilar proceedings which is not removed within sixty (60) days of such filing;

(iii)           the appointment for the other party of a trustee, liquidator or receiver, or theconsent by such other party to any such appointment;

(iv)           any general assignment by the other party of all of its assets for the benefit ofcreditors; or

(v)           a force majeure occurrence as contemplated by section 15 of this Agreement.

(c)           Manufacturer may also terminate this Agreement in the event of:

(i)           Distributor's failure to make payment when due of an invoice from Manufacturerif such failure continues for a period of ten (10) Business Days after Distributor's receiptof written notice from Manufacturer, provided, however, that Manufacturer shall not be obligated to give more than two (2) such notices of non-payment within any Contract Year.

(ii)           Or

(iii)           Distributor’s refusal or inability to create the necessary organization to carry outits obligations hereunder.

(d)           Termination of this Agreement shall not prejudice any rights accrued to either party as of the effective date of termination or relieve either party from its obligations to perform its respective obligations under the provisions of Sections 12,13,16. 17, 18 or 19 of this Agreement which shall survive the termination of this Agreement irrespective of the cause thereof.

16.           NOTICES

Any and all notices or other communications required or permitted to be given to either party hereunder shall be In writing and sent by registered mall, return receipt requested, or via overnight mail by a nationally recognized carrier to each party at its respective address as set forth below, with all notices to be deemed effective upon receipt (which In the case of mailed notices shall be ten [10] days after deposit thereof in the applicable malls):

If to Manufacturer:
Donna Webb
Sunovia Energy Technologies, Inc.
6408 Parkland Drive Sarasota, Fl 34243

If to Distributor:
Thomas Maskel
Director Lighting Products
601 Rayovac Drive Madison, WI 53711

With a copy to:
Spectrum Brands. Inc.
601 Rayovac Drive Madison. WI 53711
Attn: Rayovac Legal Department

17.           INDEMNIFICATION

Distributor agrees to indemnify and hold Manufacturer harmless from and against any and all costs, expenses, liabilities, damages, fines, penalties and causes of action (including reasonable attorneys' fees) arising out of (i) Distributor failing to perform its obligations hereunder or otherwise breaching this Agreement, (ii) Distributor's negligence or willful misconduct, or (iii) violation by Distributor or any employees, agents or contractors of any applicable law or regulation. Manufacturer agrees to indemnify and hold Distributor harmless from and against any and all costs, expenses, liabilities, damages, fines, penalties and causes of action (including reasonable attorneys' fees) arising out of (i) Manufacturer failing to perform its obligations hereunder or otherwise breaching this Agreement, including, without limitation, its warranty obligations. (ii) Manufacturer's negligence or willful misconduct. (iii) violation by Manufacturer or any employees, agents or contractors of any applicable law or regulation. (iv) claims that any Product or component manufactured by or for Manufacturer or its affiliates infringes the Intellectual Property Rights any Person or any unfair competition claim relating to any Product. or (v) claims for the death of or injury to any person or damage to any person's property, resulting from alleged negligence, fault or defect in the manufacture or design of Products or components manufactured by or for Manufacturer or its affiliates.

18.           GOVERNING LAW
This Agreement shall be governed by and interpreted and construed In accordance with the laws of the State of Florida.

19.           ASSIGNMENT
This Agreement shall be binding upon and Inure to the benefit of Manufacturer and Distributor, their respective successors and assigns; provided, however, that neither party may assign this Agreement, without the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed.

20,           MISCELLANEOUS

(a)           Entire Agreement/Amendment. This Agreement (including all Exhibits hereto) constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof, and supersedes any and all prior agreements and understandings between the parties respecting such subject matter. This Agreement may not be amended, modified or changed except in a writing signed by both parties.

(c)           Severability. In the event that any provision of this Agreement should be declared void, inoperative or unenforceable by any court of competent jurisdiction, that provision shall be deemed severable, and the remainder of this Agreement shall be deemed valid, binding and enforceable to the fullest extent permitted by law.

(d)           No Waiver. The failure of either party hereto at any time or times to require performance of any provision hereof shall in no way affect the right of such party to enforce such provision at a later date. The waiver by either party of the other party's breach of any provision contained in this Agreement in anyone or more instances shall not be deemed to constitute a waiver of any other breach of the same or of any other provision herein contained.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

By: Thomas Maskel
Director Lighting Products
Rayovac

Carl L. Smith
CEO
Sunovia Energy Technologies, Inc.

EXHIBIT "A"

Minimum Annual Purchase Requirement.

The "Minimum Annual Purchase Requirements" are as follows: There will be no minimum purchase requirements during the initial six months of this Agreement commencing on the Effective Date (the ~Evaluation Period"). The purpose of the Evaluation Period is to provide each of the parties with the ability to determine the future purchase requirements. At the end of the Evaluation Period, minimal annual purchase requirements will be negotiated based on the market information that was acquired during the Evaluative Period. If annual minimum purchase requirements are not agreed to within thirty (30) days of the expiration of the Evaluation Period, the exclusivity provision set forth in the Agreement will expire.

A-1

EXHIBIT "B"

Purchase Price.

Purchase price will be determined when the BOM (Building of Material) and the packaging requirements are clearly defined and can vary depending on the market demands. Both parties do agree to:

1) Evaluate the cost on a quarterly basis.
2) Communicate PPV (Price Point Variances) in advance and at least sixty (60) days prior to a scheduled shipment.
3) That all 80M components must recognize Intellectual Property and Patent compliance.

Final pricing to be agreed on by both parties.

It is the goal for both parties to continually coordinate efforts in order to establish the lowest possible price.

Generation 2:

TBD based on features required.

B-1